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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-28919) and related Prospectus of Quintiles Transnational Corp. for the registration of 1,412,298 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1997, with respect to the consolidated financial statements of Quintiles Transnational Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP
Raleigh, North Carolina

June 26, 1997